EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                                                      [LOGO OF PEOPLESUPPORT(R)]

NEWS RELEASE

      PEOPLESUPPORT REPORTS RECORD FINANCIAL RESULTS FOR FIRST QUARTER 2006

              RECORD REVENUES OF $23 MILLION, UP 64% YEAR-OVER-YEAR
      COMPANY ANTICIPATES CALENDAR 2006 REVENUES TO BE BETWEEN $94 MILLION
                                AND $98 MILLION

LOS ANGELES, CA (May 3, 2006) - PeopleSupport, Inc. (NASDAQ: PSPT), a leading business process outsourcing (BPO) provider that offers customer management, transcription, captioning, accounts receivable management and additional BPO services, today announced financial results for its first quarter ended March 31, 2006.

     o Revenue in the first quarter of 2006 was a record $23.0 million, an increase of 64% from $14.1 million reported in the first quarter of 2005.
     o Net income for the first quarter of 2006 was $2.9 million or $0.15 per diluted share, as compared with $2.8 million or $0.15 per diluted share for the first quarter of 2005.
     o Operating cash flow in the first quarter of 2006 was a robust $5.5 million, as compared to $5.1 million in the first quarter of 2005.

"PeopleSupport started 2006 by delivering record revenues and strong cash flow while also expanding our service offering to address a larger portion of the global BPO market," said Lance Rosenzweig, PeopleSupport's Chairman and Chief Executive Officer. "In the first quarter of 2006, revenues increased 64% compared to the first quarter of 2005 and we delivered strong operating cash flow of $5.5 million.

"Our vision for the future is to be a diversified global BPO provider delivering a range of complementary outsourcing solutions where we can continue to leverage our core competence. Our strategic plan is to deliver high value-added, multilingual, cost-effective services from a variety of geographic locations. In the first quarter of 2006, PeopleSupport continued to deliver on this strategy by entering the transcription and captioning market through its acquisition of Rapidtext. PeopleSupport also opened a new facility in Costa Rica to enhance our Spanish and bilingual capabilities for customer management and additional BPO services. To address this growing market, PeopleSupport plans to increase our production seat capacity in the first half of 2006 by more than 60% worldwide. These actions confirm our commitment to the many growth opportunities ahead for PeopleSupport."

Q1 2006 FINANCIAL HIGHLIGHTS

Revenues - For the first quarter of 2006, PeopleSupport reported record revenues of $23.0 million, as compared to $14.1 million in the first quarter of 2005, representing 64% growth over the prior year quarter. The substantial revenue increase was the result of growth from our existing clients in the travel, technology, financial services and telecommunications industries. Additionally, PeopleSupport acquired Rapidtext and its subsidiary, The Transcription Company, on January 9, 2006 and began recognizing transcription and captioning revenues as of this date.

Cost of Revenues - During the first quarter of 2006, cost of revenues was $13.5 million, or 58% of revenues, as compared to $7.8 million, or 55% of revenues, in the first quarter of 2005. Cost of revenues were impacted by SFAS 123R non-cash stock-based compensation charges, the Philippine peso appreciating, and PeopleSupport's initial investments starting mid quarter in Costa Rica and the Philippines to expand our production seat capacity.

Selling, General and Administrative - For the first quarter of 2006, selling, general and administrative expense was $4.9 million, or 21% of revenues, as compared to $2.7 million, or 19% of revenues, in the first quarter of 2005. In line with our expectations, selling, general and administrative expenses were impacted in the first quarter of 2006 by our acquisition of Rapidtext, SFAS 123R non-cash stock-based compensation charges and Sarbanes-Oxley related expenses, which were minimal in the first quarter of 2005. The company adopted the new SFAS 123R rules related to expensing stock-based compensation effective January 1, 2006.

Income from Operations - PeopleSupport's first quarter 2006 operating income was $3.4 million, up $0.8 million compared to operating income of $2.6 million in the first quarter of 2005.

Net Income - Net income for the first quarter of 2006 was $2.9 million or $0.16 per basic share and $0.15 per diluted share, as compared with net income of $2.8 million or $0.15 per basic and diluted share for the first quarter of 2005. Net income for the first quarter of 2006 included $0.5 million or $0.02 per share impact on a diluted basis of non-cash, stock-based compensation charges resulting from SFAS 123R. This compares to a charge of $0.2 million or $0.01 per diluted share during the first quarter of 2005 for non-cash, stock-based compensation relating to pre-IPO stock options. SFAS 123R charges are expected to increase quarter-over-quarter throughout 2006. Net income for the first quarter of 2006 includes a primarily non-cash GAAP tax rate of 24%.

Cash Flow - Net cash provided by operating activities for the three months ended March 31, 2006 was $5.5 million, as compared with $5.1 million for the first quarter of 2005. Capital expenditures were $2.8 million in the three months ended March 31, 2006, as compared with $0.6 million in the same period in 2005. In the first half of 2006, PeopleSupport is increasing its production seat capacity in the Philippines and Costa Rica to approximately 5,000 seats, an increase of over 60%.

PeopleSupport had cash and cash equivalents and marketable securities totaling $45.4 million as of March 31, 2006, down from $51.6 million at the end of 2005. In January 2006, PeopleSupport acquired Rapidtext, a transcription and captioning firm, for approximately $9.0 million cash, including acquisition costs, plus a $1.0 million equity earn-out dependant on achieving revenue targets. The company has no significant long-term debt.

As of March 31, 2006, PeopleSupport employed more than 5,400 employees worldwide, an increase of approximately 1,200 employees since December 31, 2005.

BUSINESS OUTLOOK
----------------

For the second quarter of 2006, the company expects revenues to be between $23.2 million and $24.0 million. For the same period, the company expects diluted earnings per share to be $0.10 to $0.11 based on approximately 19.3 million shares outstanding on a diluted basis. Guidance includes a primarily non-cash GAAP tax rate of 25% and accounts for SFAS 123R, resulting in non-cash, stock-based compensation charges of approximately $0.6 million or $0.02 per share impact on a diluted basis in the second quarter of 2006.

For the full year of 2006, the company expects revenues to be between $94 million and $98 million. For the same period, the company expects diluted earnings per share to be $0.42 to $0.48 based on approximately
19.4 million shares outstanding on a diluted basis. Guidance includes a primarily non-cash GAAP tax rate of approximately 25% and accounts for SFAS 123R, resulting in non-cash, stock-based compensation charges of approximately $3.3 million or $0.13 per share impact on a diluted basis for the full year 2006.

CONFERENCE CALL WITH MANAGEMENT

PeopleSupport's executive management will host a conference call for investors and all interested parties today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). The call will be broadcast over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations section of PeopleSupport's website at www.peoplesupport.com. A replay of the conference call will be available on the company's website for an extended period of time.

ABOUT PEOPLESUPPORT

PeopleSupport, Inc. (Nasdaq: PSPT), is a leading business process outsourcing (BPO) provider that offers customer management, transcription, captioning, accounts receivable management and additional BPO services from its centers in the Philippines, Costa Rica and United States. A majority of PeopleSupport's services are performed in the Philippines, where PeopleSupport is one of the largest outsourcing companies, with more than 5,400 college-educated, fluent English speaking Philippine personnel. Headquartered in Los Angeles, California, PeopleSupport provides services to clients in a variety of industries, including travel and hospitality, technology, telecommunications, retail, consumer products and financial services. PeopleSupport also offers high-quality transcription and captioning services through the company's subsidiaries for clients in the insurance, law enforcement, entertainment, education, and medical industries. For more information, visit www.peoplesupport.com.

PeopleSupport Investor & Press Contact:

Peter Hargittay
Investor Relations and Corporate Marketing
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com

FORWARD LOOKING STATEMENTS

Certain statements in this press release, including without limitation, those related to anticipated revenues, net income and earnings for the first quarter ending March 31, 2006, expectations regarding expenses, industry and company trends, and market opportunities are forward looking. The company generally identifies forward-looking statements by using such terms as "may," "will," "could," "should," "potential," "continue," "expect," "intend," "plan," "estimate," "anticipate," "believe," or similar phrases or the negatives of such terms. The company bases these statements on management's beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause anticipated results to differ include: the company's dependence on a limited number of clients; foreign currency exchange risk; negative public reaction to offshore outsourcing; unanticipated technological changes and requirements, including changes that reduce the demand for the company's services; competitive conditions in the markets the company serves; the company's ability to manage growth, including our integration with Rapidtext and The Transcription Company; risks associated with operations in the Philippines and our new center in Costa Rica; changes in government regulations; and other risks identified from time-to-time in the company's SEC filings. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should review the risk factors described in reports and registration statements that the company files from time to time with the SEC.

                                    ## END ##

                      PEOPLESUPPORT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)

                                                             MARCH 31,    DECEMBER 31,
                                                               2006           2005
                                                           ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                               $     17,626   $     27,760
   Marketable securities                                         27,818         23,853
   Accounts receivable, net of allowance for
    doubtful accounts of $487 and $495                           12,975          8,414
   Deferred tax assets                                            3,378          4,226
   Prepaid expenses and other current assets                      2,828          2,448
                                                           ------------   ------------
 Total current assets                                            64,625         66,701
Property and equipment, net                                      12,749         10,622
Deferred management incentive plan compensation                     513            598
Deferred tax assets                                              15,271         15,051
Goodwill and other intangible assets                              8,262             --
Other long-term assets                                            2,478          1,354
                                                           ------------   ------------
Total assets                                               $    103,898   $     94,326
                                                           ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                        $      4,300   $      2,181
   Accrued liabilities                                            5,401          3,912
   Management incentive plan obligation                             475            475
   Deferred revenue                                               4,213          3,481
   Current portion of capital lease obligations                      55             --
   Other current liabilities                                         78             69
                                                           ------------   ------------
 Total current liabilities                                       14,522         10,118

 Management incentive plan obligation                               474            474
 Deferred rent                                                    1,237            978
 Other long-term liabilities                                        553            364
 Long-term portion of capital lease obligations                      55             --
                                                           ------------   ------------
Total liabilities                                                16,841         11,934
                                                           ------------   ------------

Commitments and contingencies

Stockholders' equity:
   Common stock, $.001 par value; authorized
    87,000 shares; 18,306 and 18,460 shares issued and
    outstanding at December 31, 2005 and March 31, 2006,
    respectively                                                     18             18
   Additional paid-in capital                                   113,813        113,234
   Accumulated deficit                                          (27,340)       (30,214)
   Accumulated other comprehensive income                           566            342
   Deferred stock compensation                                       --           (988)
                                                           ------------   ------------
Total stockholders' equity                                       87,057         82,392
                                                           ------------   ------------
Total liabilities and stockholders' equity                 $    103,898   $     94,326
                                                           ============   ============

                      PEOPLESUPPORT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND OTHER COMPREHENSIVE INCOME
                (Unaudited, in thousands, except per share data)

                                                                THREE MONTHS ENDED
                                                                   MARCH 31,
                                                           ------------   ------------
                                                               2006           2005
                                                           ------------   ------------
Revenues                                                   $     23,047   $     14,056
Cost of revenues (exclusive of management incentive plan
 and depreciation expense shown below)                           13,414          7,723
    Management incentive plan - cost of revenues                     68             68
Selling, general and administrative (exclusive
 of management incentive plan expense shown below)                4,909          2,664
    Management incentive plan - selling,
     general and administrative                                      17             17
Depreciation and amortization                                     1,286          1,016
                                                           ------------   ------------

  Income from operations                                          3,353          2,568
Interest expense                                                      3             --
Interest income                                                    (422)          (237)
Other expense / (income)                                            (23)            10
                                                           ------------   ------------

Income before provision for income taxes                          3,795          2,795
Provision for income taxes                                          921             39
                                                           ------------   ------------

Net income                                                        2,874          2,756
Foreign currency translation adjustment                             258            177
Unrealized loss on securities:
   Unrealized holding losses arising during period                  (34)           (22)
                                                           ------------   ------------

Comprehensive income                                       $      3,098   $      2,911
                                                           ============   ============

Basic earnings per share                                   $       0.16   $       0.15
Diluted earnings per share                                 $       0.15   $       0.15
Basic weighted average shares outstanding                        18,422         18,027
Diluted weighted average shares outstanding                      19,154         18,946

                      PEOPLESUPPORT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                           ------------   ------------
                                                               2006           2005
                                                           ------------   ------------
OPERATING ACTIVITIES

Net income                                                 $      2,874   $      2,756
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                                  1,286          1,016
   Provision for doubtful accounts                                    8           (249)
   Stock-based compensation                                         489            247
   Amortization of deferred compensation costs                       85             85
   Deferred income taxes                                            957             --
   Tax benefits from employee stock option exercises                (16)            --
Changes in operating assets and liabilities:

   Accounts receivable                                           (3,497)           (39)
   Prepaid expenses and other assets                               (208)          (190)
   Other long-term assets                                           212             75
   Accounts payable and accrued liabilities                       2,614            604
   Management incentive plan                                         87             --
   Deferred revenue                                                 621            802
                                                           ------------   ------------
Net cash provided by operating activities                         5,512          5,107

INVESTING ACTIVITIES

Collections applied to principal of receivable
 portfolios                                                          --              7
Purchases of property and equipment                              (2,750)          (568)
Purchases of marketable securities                               (4,000)        (6,000)
Acquisitions, net of cash received                               (8,967)            --
                                                           ------------   ------------
Net cash used in investing activities                           (15,717)        (6,561)

FINANCING ACTIVITIES

Payments of capital lease obligations                               (57)            --
Tax benefits from employee stock option exercises                    16             --
Proceeds from the exercise of stock options                          96             39
                                                           ------------   ------------
Net cash provided by financing activities                            55             39
Effect of exchange rate changes on cash                              16             15
                                                           ------------   ------------

Net decrease in cash and cash equivalents                       (10,134)        (1,400)
Cash and cash equivalents, beginning of period                   27,760         41,583
                                                           ------------   ------------

Cash and cash equivalents, end of period                   $     17,626   $     40,183
                                                           ============   ============

NON-CASH INVESTING ACTIVITIES

   Unrealized holding gains/(losses) on
    marketable securities                                  $        (34)  $        (22)
   Construction in progress costs incurred but not paid    $        893   $        818
   Common stock issued for acquisition                     $       (966)  $         --
   Non-cash tax benefit from disqualifying dispositions    $         48   $         --
                                                           ============   ============